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                                                                Exhibit 10(i)


                              GUARANTEE AGREEMENT


   This GUARANTEE AGREEMENT ("Agreement") is made and entered into this 30th day of May, 1995 by and among OHM Corporation, an Ohio corporation ("OHM"), and WMX Technologies, Inc., a Delaware corporation ("WMX").

   WHEREAS, OHM, Rust International Inc. and WMX have entered into a Standstill and Non-Competition Agreement, dated the date hereof (the "Standstill Agreement"), providing for certain agreements with respect to the ownership and voting by WMX and its affiliates of OHM Common Stock and other matters after the date hereof; and

   WHEREAS, WMX is willing to guarantee certain indebtedness of OHM in exchange for a warrant to purchase 700,000 shares of OHM Common Stock (the "Warrant");

   NOW, THEREFORE, in consideration of the agreements, rights, obligations, and covenants contained herein, OHM and WMX hereby agree as follows:

  1. GUARANTEE. (a) WMX hereby agree to issue from time to time, for a period of five years following the Closing, at the direction of and for the benefit of OHM as determined by a majority of the Other Directors (as defined in the Standstill Agreement), a guaranty or guarantees, as the case may be, of the indebtedness of OHM and/or its subsidiaries outstanding from time to time in an aggregate amount not to exceed the Guaranteed Amount (as defined in Section 1(b) hereof), upon the satisfaction of the following conditions in each instance a guaranty is issued:

   (i) the form of each such guarantee shall be reasonably satisfactory to WMX and the Independent Directors (as defined in the Standstill Agreement;

   (ii) OHM shall execute and deliver to WMX a reimbursement agreement, in form and substance satisfactory to WMX, obligating OHM to reimburse WMX for any and all payments made or obligations incurred by WMX under any such guarantees (the "Reimbursement Obligations");

   (iii) if required by WMX in its sole discretion and subject to clause (v) below, OHM shall grant WMX a perfected first priority mortgage, lien or security interest in such collateral owned by OHM (the "Collateral") as WMX shall request to secure OHM's Reimbursement Obligations;





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   (iv)  OHM shall execute and deliver such mortgages, security agreements and other documents, in form and substance reasonably satisfactory to WMX, and shall take such other action, as WMX shall reasonably request to perfect its mortgage, lien or security interest in the Collateral;

   (v) in the event any of the Collateral requested by WMX is subject to a prior mortgage, lien, security interest, negative pledge or other encumbrance (the "Prior Liens"), OHM shall cause the holders of the indebtedness secured by such Prior Liens to execute and deliver to WMX an intercreditor agreement, in form and substance reasonably satisfactory to WMX, the effect of which is to provide WMX with a security interest, lien, mortgage or negative pledge in or with respect to any such Collateral pari passu with such Prior Liens upon any payment made by WMX under any such guaranty; and

   (vi) OHM shall execute and deliver such other documents, certificates and opinions relating to such Guaranty as WMX may reasonably request.

  (b) As used herein, the term "Guaranteed Amount" shall mean $62,000,000 as of the Closing Date and thereafter shall be increased from time to time by an amount equal to the product of (i) $13,000,000, times (ii) a fraction, (A) the numerator of which shall be the number of shares of OHM Common Stock purchased by WMX or its affiliates upon exercise of all or any portion of the Warrant (as hereinafter defined) or, if WMX shall sell, assign or transfer all or any part of the Warrant to any person other than an affiliate, the number of shares of OHM Common Stock underlying the Warrant (or portion thereof) which are sold, assigned or transferred, but not more in the aggregate (taking into account all prior adjustments as a result of any exercise or sale of any portion of the Warrant) than 700,000 and (B) the denominator of which shall be 700,000.

  2. WARRANT. Simultaneously herewith, OHM shall issue to WMX a warrant, exercisable for a period of five years from the date hereof, to purchase 700,000 shares of OHM Common Stock at an exercise price of $15.00 in the form attached hereto as Exhibit A.

  3. MODIFICATION; WAIVER. This Agreement may be modified in any manner and at any time by written instrument executed by the parties hereto. Any of the terms, covenants, and conditions of this Agreement may be waived at any time by the party entitled to the benefit of such term, covenant, or condition.

  4. PARTIES IN INTEREST; ASSIGNMENT. This Agreement and all the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the





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rights, interests, and obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties hereto. Nothing in this Agreement, whether expressed or implied, shall be construed to give any person other than the parties hereto any legal or equitable right, remedy, or claim under or in respect of this Agreement.

  5. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall constitute one and the same instrument.

  6. HEADINGS. The article and section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

  7. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Ohio applicable to contracts made and to be performed therein.

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                    OHM CORPORATION


                                    By   /s/ Randall M. Walters
                                      ------------------------------
                                      Name:  Randall M. Walters
                                      Title: Vice President


                                    WMX TECHNOLOGIES, INC.


                                    By   /s/ Linda R. Witte
                                      ------------------------------
                                      Name:  Linda R. Witte
                                      Title: Vice President





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